Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Earnings for the three months ended March 31, 2024 and Declares Quarterly Dividend

Morrisville, VT April 17, 2024 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three months ended March 31, 2024 and declared a regular quarterly cash dividend. Consolidated net income for the three months ended March 31, 2024 was $2.4 million, or $0.53 per share, compared to $3.0 million, or $0.66 cents per share, for the same period in 2023, a decrease of $560 thousand, or 18.8%.

Balance Sheet

Total assets were $1.42 billion as of March 31, 2024 compared to $1.36 billion as of March 31, 2023, an increase of $55.5 million, or 4.1%. Loan growth was the primary driver of asset growth during the first quarter with total loans of $1.04 billion as of March 31, 2024 including $3.4 million in loans held for sale, compared to $976.6 million as of March 31, 2023, with $2.8 million in loans held for sale. Asset quality remains strong with minimal past due loans and no charge-offs for the three months ended March 31, 2024.

Investment securities were $259.3 million at March 31, 2024 compared to $276.8 million at March 31, 2023. The Company classifies its investment portfolio as available-for-sale and is required to report balances at their fair market value. As a result of the fair market value adjustment, unrealized losses in the investment portfolio were $44.7 million as of March 31, 2024. The unrealized losses in the portfolio are due to the interest rate environment as current rates remain above the coupon rates on these securities resulting in fair market values less than current book values. The offset to recording the unrealized losses is an increase in deferred taxes included in other assets and accumulated other comprehensive losses included in total equity as discussed below.

Total deposits were $1.17 billion as of March 31, 2024 and include $100.0 million of purchased brokered deposits compared to deposits of $1.23 billion as of March 31, 2023 with $108.0 million of purchased deposits. Federal Home Loan Bank advances of $115.7 million were outstanding as of March 31, 2024 compared to $45.1 million outstanding as of March 31, 2023. In addition to borrowings from the Federal Home Loan Bank, $35.0 million in advances from the Federal Reserve's Bank Term Funding Program were outstanding as of March 31, 2024.

The Company had total equity capital of $63.8 million and a book value per share of $14.12 as of March 31, 2024 compared to $60.6 million and a book value of $13.44 per share as of March 31, 2023. Total equity capital is reduced by accumulated other comprehensive loss as it relates to the fair market value adjustment for investment securities. Accumulated other comprehensive loss as of March 31, 2024 was $34.9 million compared to $33.5 million as of March 31, 2023.

Income Statement

Consolidated net income was $2.41 million for the first quarter of 2024 compared to $2.98 million for the first quarter of 2023, a decrease of $560 thousand, or 18.8%. The decrease in net income was comprised of a decrease in net interest income of $967 thousand and an increase in noninterest expenses of $492 thousand, partially offset by an increase in noninterest income of $301 thousand, and decreases of $304 thousand in credit loss expense and $294 thousand in income tax expense.

Net interest income was $9.0 million for the three months ended March 31, 2024 compared to $10.0 million for the three months ended March 31, 2023, a decrease of $967 thousand, or 9.7%. Interest income was $15.6 million for the three months ended March 31, 2024 compared to $13.0 million for the same period in 2023, an increase of $2.6 million, or 19.8%, due to the larger earning asset base and higher interest rates on new loan volume. Interest expense increased $3.5 million to $6.6 million for the three months ended March 31, 2024 compared to $3.1 million for the same period in 2023, due to utilization of higher cost wholesale funding, such as brokered deposits, and customers seeking higher returns on their savings.

Noninterest income was $2.6 million for the three months ended March 31, 2024 compared to $2.3 million for the three months ended March 31, 2023, an increase of $301 thousand, or 13.2%. Sales of qualifying residential loans to the secondary market for 2024 were $9.7 million resulting in net gains of $287 thousand, compared to sales of $11.8 million and net gains on sales of $194 thousand for the same period in 2023. Noninterest expenses increased $492 thousand, or 5.6%, during the comparison periods due to increases of $51 thousand in salaries and wages, $112 thousand in employee benefits, $65 thousand in equipment expenses, and $273 thousand in other expenses. Income tax expense decreased $294 thousand during the comparison periods.

Dividend Declared

The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable May 2, 2024 to shareholders of record as of April 27, 2024.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, wealth management services throughout northern Vermont and New Hampshire. Union Bank operates 19 banking offices, three loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.